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                                                              Exhibit 99.1 (b) 5


CONSOLIDATED BALANCE SHEETS
NATIONAL DATA CORPORATION AND SUBSIDIARIES

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

(In thousands, except share and per share data)
---------------------------------------------------------------------------------------------------------------
                                                                                            May 31,     May 31,
                                                                                             2001        2000
                                                                                           --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                                                                $ 12,420    $  1,789

  Accounts receivable                                                                        70,648      76,325
  Allowance for doubtful accounts                                                            (6,628)     (7,316)
                                                                                           --------    --------
     Accounts receivable, net                                                                64,020      69,009
                                                                                           --------    --------
  Income tax receivable                                                                       2,265       1,962
  Deferred income taxes                                                                      29,539      20,097
  Prepaid expenses and other current assets                                                  18,788      13,857
                                                                                           --------    --------
      Total current assets                                                                  127,032     106,714
                                                                                           --------    --------
Property and equipment, net                                                                  82,956      69,265
Intangible assets, net                                                                      221,757     214,800
Deferred income taxes                                                                         9,886      32,247
Investments                                                                                  35,591       5,948
Other                                                                                        10,990       4,346
Net assets of discontinued operations                                                             -     220,312
                                                                                           --------    --------

Total Assets                                                                               $488,212    $653,632
                                                                                           ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                                                          $       -    $ 68,500
  Current portion of long-term debt                                                             170         159
  Obligations under capital leases                                                            2,586       5,803
  Accounts payable and accrued liabilities                                                   53,228      55,082
  Deferred income                                                                            13,624      26,619
                                                                                           --------    --------
      Total current liabilities                                                              69,608     156,163
                                                                                           --------    --------

Long-term debt                                                                              151,567     152,495
Obligations under capital leases                                                              1,108       1,793
Other long-term liabilities                                                                  23,044      13,045
                                                                                           --------    --------
      Total liabilities                                                                     245,327     323,496
                                                                                           --------    --------
Commitments and contingencies

Minority interest in equity of subsidiaries                                                  12,418           -

Shareholders' equity:
  Preferred stock, par value $1.00 per share; 1,000,000 shares authorized, none issued            -           -
  Common stock, par value $.125 per share; 200,000,000 shares authorized; 33,875,235
     and 33,953,008 shares issued, respectively                                               4,234       4,244
  Capital in excess of par value                                                            188,636     349,387
  Treasury stock, at cost, 1,211,880 shares at May 31, 2000                                       -     (31,960)
  Retained earnings                                                                          48,392      20,763
  Deferred compensation                                                                      (7,101)     (7,332)
  Unrealized holding loss                                                                      (111)     (1,727)
  Cumulative translation adjustment                                                          (3,583)     (3,239)
                                                                                           --------    --------
      Total shareholders' equity                                                            230,467     330,136
                                                                                           --------    --------

Total Liabilities and Shareholders' Equity                                                 $488,212    $653,632
                                                                                           ========    ========
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                                                 Press Release Attachment Page 5